Exhibit 99

TITAN INTERNATIONAL INC. DISCONTINUES DISCUSSIONS REGARDING
 A POTENTIAL OFFER FOR TITAN EUROPE PLC

QUINCY, Ill. - September 10, 2008 - Titan International Inc. announced today that it has discontinued discussions regarding a potential offer for Titan Europe Plc’s outstanding ordinary shares.
On April 12, 2008, Titan International Inc. filed a preliminary proxy regarding a potential offer for an exchange of stock to be made with Titan Europe Plc for all or a partial amount of 51 percent or more of Titan Europe’s outstanding ordinary shares. On September 10, 2008, the Titan International Inc. Board of Directors notified Titan Europe Plc that they were discontinuing discussions on the potential offer for Titan Europe Plc.
Titan International Inc. continues to focus its efforts on production of its new 57- and 63-inch giant steel belted radial tires.
Titan International, Inc. (NYSE: TWI), a holding company, owns subsidiaries that supply wheels, tires and assemblies for off-highway equipment used in agricultural, earthmoving/construction and consumer (including all terrain vehicles) applications. For more information, visit www.titan-intl.com.

Contact: Courtney Leeser
Communications Coordinator
(217) 221-4489